EXHIBIT 3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

GILLA, INC.
6% CONVERTIBLE CREDIT NOTE

$225,000.00	November 15, 2012

FOR VALUE RECEIVED, the undersigned, GILLA, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of CREDIFINANCE CAPITAL CORP., money of the United States of America, and in immediately payable funds, the aggregate unpaid principal amount of . the loan described in the Note Agreement referred below. The principal hereof outstanding and any unpaid accrued interest thereon shall be due and payable on or before February 15, 2014 (the “Maturity Date”).  This Note shall bear interest on the unpaid principal balance from time to time outstanding, until paid, at the rate of six percent (6%) per annum. Interest shall accrue and be added to the principal amount of the Note at maturity. Payment of all amounts due hereunder shall be made at the address of the Noteholder.

The Note has been issued pursuant to a Note Agreement of even date herewith between the Company and the Noteholder (the  “ Note Agreement”) (attached hereto as Schedule “A”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note Agreement. THE PROVISIONS OF THE NOTE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

1. PAYMENTS. The Company hereby promises to pay to the Noteholder, in lawful money of the United States of America, and in immediately payable funds, the principal sum of the amount outstanding at the Maturity Date.  The principal amount hereof and any unpaid accrued interest thereon shall be due and payable on the Maturity Date (unless such payment date is accelerated as provided in Section 5 hereof).  Payment of all amounts due hereunder shall be made at the address of the Noteholder provided for this the Note Agreement.  The Company further promises to pay interest at the rate of 6% per annum on the outstanding principal balance hereof, such interest to be payable as provided above.

2. PREPAYMENT.  This Note may be prepaid, in whole or in part, without penalty with five days prior written notice to the Noteholder.

3. CONVERSION.  At any time subsequent to 30 days after the Maturity Date, the outstanding principal amount of this Note, together with all accrued but unpaid interest hereunder (the “Outstanding Balance”). Is convertible into Common Stock, $0.0002 Par Value (the ‘Common Stock”), at the option of the Noteholder at a conversion price of the lower of $0.01 or the average of the bid prices for the Common Stock of the Company for the 15 trading days prior to the notice of conversion.

In order to convert the outstanding Balance, Noteholder shall deliver to the Company a written Election to Convert, a form of which is attached hereto as Exhibit B.  Upon receipt of the written election to Convert, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Noteholder, and shall such name or names of the Noteholder may designate, a certificate or certificates for the full number of shares of Common Stock so purchased upon conversion of the Note.  Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of delivery of the Election to Convert, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer book of the Company shall then be closed.

In the event that the outstanding Common Stock of the Company hereafter is restructured or revised by recapitalization, reclassification, combination of shares, stock split or split-up or stock dividend, the aggregate number and kind of Common Stock subject to conversion under this Note shall be adjusted appropriately, both as to the number of share of Common Stock and the Conversion Price.  No fractional shares will be issued upon conversion, but any fractional shares will be rounded up to the nearest whole share of Common Stock.

In case of any sale exchange, tender offer, redemption or buyout of the Company’s Common Stock, or any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale, transfer or lease to another corporation of all or substantially all other property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall repay the outstanding amount plus interest accrued forthwith.

4. DEFAULT.  The occurrence of any one of the following events shall constitute an Event of Default upon notice thereof as hereinafter provided:

a) The non-payment, when due, of any principal or interest pursuant to this Note;

b) The material breach of any representation in this Note or in the Note Agreement. .In the event the Noteholder becomes aware of a breach of this Section 5 b), the Noteholder shall notify the Company in writing of such breach and the Company shall have ten days’ notice to effect a cure of such breach;

c) The material breach of any covenant or undertaking in this Note, not otherwise provided for in this Section 4.  In the event the Noteholder becomes aware of a breach of this Section 4 c), the Noteholder shall notify the Company in writing of such breach and the Company shall have ten days’ notice to effect a sure of such breach;

d) A default shall occur if the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of the Company or an event of default or similar event shall occur with respect to such indebtedness, if the effect of such default or event (subject to any required notice and any applicable grace period) would be to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness to cause such indebtedness to become due and payable prior to its express maturity;

e) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, receivership, dissolution, or liquidation law or statute or any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescent in, or consent by the Company to, the appointment of any receiver or trustee for the Company, or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debt as they mature; or

f) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 30 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Event of Default, the Noteholder may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Noteholder, together with all accrued interest thereon, immediately due and payable.

5. NOTICES.  Any notice, request, instruction, or order document required by the terms of this Note, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing, and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the Parties set forth below each Party’s signature..  The persons and addresses set for the below each Party’s signature on this Note may be changed from time to time by a notice sent as aforesaid.  If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient.  If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal.  If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

6. EXCLUSIVE JURISDICTION AND VENUE.  The Parties agree that the courts of the State of Delaware shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

7. GOVERNING LAW.  This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely therein, without giving effect to the rules and conflicts of law.

8. CONFORMITY WITH LAW.  It is the intention of the Company and of the Noteholder to conform strictly to applicable usury and similar laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contract for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it in the State of Nevada as of           November 15, 2012

COMPANY:

GILLA, INC.
A Nevada Corporation

By: /s/Danny Yuranyi
      Danny Yuranyi
      President & COO

By: /s/Graham Simmonds
      Graham Simmonds
      CEO

                                                                                NOTEHOLDER:

CREDIFINANCE CAPITAL CORP.
A Delaware Corporation

                                                                              By:/s/Georges Benaaroch
      Georges Benarroch
                                                                                      President

EXHIBIT B

FORM OF ELECTION TO CONVERT

The undersigned, the holder of the attached Note, hereby irrevocably elects to exercise their right to convert $________ of the Note into securities of Gilla Inc., a Nevada corporation, as more fully described in the Note, and requests that the certificates for such securities be issued in the name of, and delivered to, ________________
Whose address is _________________________________________

Dated:  ________________________                                                                SIGNATURE:

________________________________________
(Signature must conform in all respects to name
Of Noteholder as specified in the Note)

________________________________________
(Insert Social Security or Federal Tax I.D.
 Number of Noteholder)

IF NOTE IS HELD JOINTLY, BOTH PARTIES
MUST SIGN:

________________________________________
(Signature must conform in all respects to name
Of Noteholder as specified in the Note)

________________________________________
(Insert Social Security or Federal Tax I.D.
 Number of Noteholder)